Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154819, 333-177326, 333-212440 and 333-264154) of CHS Inc. of our report dated November 8, 2023 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 8, 2023